UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2011

TRW Automotive Holdings Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-31970	81-0597059
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 855-2600

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On March 14, 2011, John C. Plant, Chairman of the Board, President and Chief Executive Officer of TRW Automotive Holdings Corp. (the “Company”), adopted a pre-arranged trading plan (a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions and stock ownership guidelines. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock. Using these plans, individuals can prudently and gradually diversify their investment portfolios over an extended period of time and avoid concerns about transactions occurring at a time when they might possess material non-public information.

The Plan provides for the sale of up to 271,667 shares acquired through the exercise of stock options, over a period that begins on April 14, 2011 and terminates on November 14, 2011. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

All sales of common stock pursuant to the Plan described above will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. The Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors of the Company in the future, or to report any modifications or termination of any publicly announced plan or to report any plan adopted by an employee who is not an executive officer, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.

Dated: March 18, 2011

By: /s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

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